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                                  EXHIBIT 23.1

                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Barrister Information Systems Corporation

We consent to the use of our report dated June 21, 1996, on the consolidated financial statements of Barrister Information Systems Corporation as of March 31, 1996 and 1995 and for each of the years in the three-year period then ended and to the use of our report dated June 21, 1996, on the related financial statement schedule, both of these reports are incorporated herein by reference.

                                                 /s/ KPMG Peat Marwick LLP

Buffalo, New York
November 18, 1996